Exhibit 10.17
BASIC SUB-SUBLEASE TERMS

Sub-Sublandlord:	Ulab Systems, Inc., a Delaware corporation

Sub-Subtenant:	PubMatic, Inc., a Delaware corporation

Sublandlord:	Fronteo USA Inc., a Delaware corporation

Master Landlord:	Metropolitan Life Insurance Company, a New York Corporation

Master Lease:
That certain lease agreement dated September 28, 2011 as amended by that certain First Amendment to Lease dated September 6, 2012, that certain Second Amendment to Lease dated August 19, 2013, and that certain Third Amendment to Lease dated August 5, 2016 (collectively, the “Master Lease”) between Sublandlord and Master Landlord for the Premises described below, a copy of such Master Lease being attached as part of the Sublease attached hereto as Exhibit A (and referred to below).

Sublease and Sublease Premises:
That certain Sublease Agreement dated March 28, 2018, as amended, attached hereto as Exhibit A (the “Sublease”) between Sublandlord and Sub-Sublandlord for subleased premises comprised of approximately 3,554 rentable square feet of ground floor space commonly known as Suite 180 as set forth on Exhibit B to the Sublease attached hereto as Exhibit A (the “Subleased Premises”), as well as all of the furniture as set forth on Exhibit B hereto.

Sub-Subleased Premises:	The Sub-Subleased Premises leased hereunder are the same as the Subleased Premises referred to above and are referred to herein as the Subleased Premises.

Commencement Date:	The later of (a) August 15, 2020 or (b) the date the consents required by Section 12, below, are obtained.

Expiration Date:	June 14, 2021 and converting to a month to month tenancy thereafter subject to all terms and conditions set forth herein (“Sub-Sublease Term”).

Monthly Base Rent:	$12,439.00/mo, the first complete month to be paid upon execution of this Sub-Sublease.

Sub-Subtenant’s Allocated Share:	The same as Sub-Sublandlord under the Sublease.

Security Deposit:	$12,439.00 to be paid upon execution of this Sub-Sublease.

Brokers:	CBRE for Sub-Sublandlord and Newmark Knight Frank for Sub-Subtenant. Subject to the terms of any writing agreement between Sub-Sublandlord, CBRE, and Newmark Knight Frank Sub- Sublandlord shall pay to Newmark Knight Frank a commission of $7,108 upon the later of (a) the Commencement Date (b) Sub- Subtenant paying the Base Monthly Rent for the first complete month of the Lease Term and the Security Deposit, and (c) Sub- Subtenant providing evidence of all required insurance information.

Sub-Subtenant's Address for Notices:	Prior to the Commencement Date: PubMatic, Inc. 305 Main Street Suite 100 Redwood City, CA 94063 Attn: Michael van der Zweep From and after the Commencement Date: The Subleased Premises Address

Sub-Sublandlord's Address for Notices:	Ulab Systems, Inc. 3 Lagoon Drive, Suite 180 Redwood City, California 94065

Use:	Same as Sublease

2

SUB-SUBLEASE
This Sub-Sublease (“Sub-Sublease”) is dated August 7, 2020 for reference purposes only, and is entered into by and between Ulab Systems, Inc., a Delaware corporation (“Sub-Sublandlord”) and PubMatic, Inc., a Delaware corporation (“Sub-Subtenant”), as a sub-sublease under the Sublease and the Master Lease referred to in the Basic Sublease Terms.
R E C I T A L S
A.WHEREAS, Sub-Sublandlord, as a Subtenant, leases the Subleased Premises described under the Sublease from the Sublandlord; and
B.WHEREAS, Sub-Subtenant desires to sublease from Sub-Sublandlord, and Sub-Sublandlord desires to sublease to Sub-Subtenant, the Subleased Premises, on all of the same terms and conditions as the Sublease as though Sub-Sublandlord were the Sublandlord and Sub-Subtenant were the Subtenant thereunder, subject to the terms of this Sub-Sublease.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.Subleased Premises. Sub-Sublandlord hereby leases to Sub-Subtenant and Sub-Subtenant hereby leases from Sub-Sublandlord the Subleased Premises.
2.Term. The term (“Term”) of this Sub-Sublease shall commence on the Commencement Date and shall expire/terminate as of the earlier of (a) as set forth in the Basic Sub-Sublease Terms or (b) the date the Sublease or the Master Lease is sooner terminated pursuant to their terms.
3.Delivery and Acceptance. The Subleased Premises shall be delivered to Sub-Subtenant, professionally cleaned and in good working order and condition, in its “as is” condition on the date that Sub-Subtenant takes possession thereof (also see Section 11 of this Sub-Sublease below).
4.Rent.
A.Monthly Base Rent. Commencing on the Commencement Date, Sub-Subtenant shall pay to Sub-Sublandlord as the Monthly Base Rent for the Subleased Premises, in monthly installments in advance on or before the first day of each full calendar month of the Term the amounts specified in the Basic Sub-Sublease Terms. Monthly Base Rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the Sub-Sublease Term occurring in such month divided by the total number of days in such month.
B.First Month’s Rent. Notwithstanding Paragraph 4.A hereof, Sub-Subtenant shall pay to Sub-Sublandlord on the execution of this Sub-Sublease, the Monthly Base Rent for the first full calendar month for which Monthly Base Rent is due hereunder.

C.Additional Rent. In accordance with the Sublease and Master Lease, in addition to the above Monthly Base Rent, commencing on the Commencement Date, Sub-Subtenant shall pay to Sub-Sublandlord Additional Rent, in monthly installments in advance on or before the first day of each full calendar month of the Term (or within three (3) business days of written demand by Sub-Sublandlord to Sub-Subtenant if the amounts are not a known amount), in excess of 2020 base year (other than Monthly Base Rent under the Sublease and Master Lease). Additional Rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the Sub-Sublease Term occurring in such month divided by the total number of days in such month. Sub-Sublandlord agrees to provide Sub- Subtenant with copies of invoices for Additional Rent from Sub-Landlord or Landlord, as the case may be, following receipt by Sub-Sublandlord. For the avoidance of doubt, Sub-Subtenant acknowledges and agrees that Sub-Subtenant is responsible for contracting directly with the applicable utility providers for all utilities that are separately metered to the Subleased Premises. To the extent any utilities are not separately metered to the Subleased Premises and are paid directly by Sub-Sublandlord (whether due to Sub-Sublandlord contracting with such providers directly, or due to Sub-Sublandlord reimbursing the Sublandlord or Master Landlord), Sub-Subtenant shall reimburse Sub-Sublandlord for all such utility costs within three (3) business days of Sub-Sublandlord’s delivery to Sub-Subtenant of an invoice for the same. Additionally, Sub-Subtenant acknowledges and agrees that Sub-Subtenant is responsible for the payment of all amounts payable by Sub-Sublandlord pursuant to the Sublease and/or Master Lease as applicable (other than Monthly Base Rent under the Sublease and Master Lease) that are applicable to the Subleased Premises, and Sub-Subtenant shall pay all such sums to Sub-Sublandlord within three (3) business days of Sub- Sublandlord’s delivery to Sub-Subtenant of an invoice for the same. No past capital expenditures shall be passed on to Sub-Subtenant.
D.Manner and Place of Payment. Monthly Base Rent and Additional Rent (collectively, “Rent”) shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America and to Sub-Sublandlord’s address for notices set forth above.
5.Security Deposit. Sub-Subtenant shall, concurrent with its execution of this Sublease, deposit with Sub-Sublandlord the Security Deposit as security for the performance by Sub-Subtenant of the terms of this Sub-Sublease to be performed by Sub-Subtenant, and not as prepayment of rent. Sub- Sublandlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (a) to remedy any default by Sub-Subtenant in the payment of rent; (b) to repair damage to the Subleased Premises caused by Sub-Subtenant; (c) to clean the Subleased Premises upon termination of the Sublease, and (d) to remedy any other default of Sub-Subtenant as permitted by law. Sub-Subtenant shall be provided a security deposit statement and refund, if applicable, pursuant to the time period prescribed by law. Sub-Subtenant hereby waives the benefit of any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7 or any similar or successor law. In the event the Security Deposit or any portion thereof is so used, except to the extent the Sub- Sublease has already terminated, Sub-Subtenant shall pay to Sub-Sublandlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original sum. Sub-Sublandlord shall not be deemed a trustee of the Security Deposit.

Sub-Sublandlord may use the Security Deposit in Sub- Sublandlord's ordinary business and shall not be required to segregate it from its general accounts. Sub- Subtenant shall not be entitled to any interest on the Security Deposit.
6.Parking. Sub-Subtenant shall be entitled to Sub-Sublandlord’s parking rights as per the Sublease.
7.Insurance. Sub-Subtenant, at its sole cost and expense, shall maintain for the benefit of Sub-Subtenant, Sub-Sublandlord, Sublandlord, and Master Landlord, and naming Sub-Sublandlord, Sublandlord, and Master Landlord as additional insureds, all insurance as required under the Sublease and Master Lease. All policies or certificates with receipts evidencing payment of the premiums therefor, shall be delivered to Sub-Sublandlord, Sublandlord, and Master Landlord prior to the Commencement Date.
8.Consent of Sublandlord and Landlord. With respect to any approval or consent required to be obtained from the Sublandlord under the Sublease and/or the Landlord under the Master Lease, such approval or consent must be obtained from each of Sub-Sublandlord, Sublandlord and Landlord and, without limiting the reasons Sub-Sublandlord may withhold approval, the approval of Sub-Sublandlord may be withheld if Sublandlord or Landlord approval or consent is not obtained.
9.Assumption/Subject to Sublease and Master Lease. For the benefit of the Sublandlord and Master Landlord, Sub-Subtenant assumes the obligations and rights of Subtenant under the Sublease, and of the Sublandlord as tenant under the Master Lease with respect to the Subleased Premises. Further, this Sub-Sublease is and at all times shall be subject and subordinate to both the Sublease and the Master Lease and the rights of the Sublandlord and Landlord respectively thereunder. Sub-Subtenant shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the either the Sublease or the Master Lease. Sub-Subtenant hereby expressly assumes and agrees to comply with all provisions of the Sublease and the Master Lease with respect to the Subleased Premises and to perform all the obligations on the part of the Sublandlord to be performed under the terms of the Sublease, and the Sublandlord as the tenant to be performed under the terms of the Master Lease with respect to the Subleased Premises. In the event of a conflict between the provisions of this Sub-Sublease and either the Sublease or the Master Lease, as between Sub-Sublandlord and Sub-Subtenant, the provisions of this Sub-Sublease shall control.
10.Incorporation of Sublease and Master Lease/Interpretation. The terms, provisions and conditions contained in the Sublease and the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth at length as applicable to the Subleased Premises, provided, however, that with respect to work, services, repairs, restoration, insurance or the performance of any other obligation of Sub-Sublandlord, the sole obligation of Sub-Sublandlord shall be to request the same in writing from Sublandlord or Landlord as the case may be as and when requested to do so by Sub-Subtenant, and to use Sub-Sublandlord's reasonable good faith efforts (provided Sub-Subtenant pays all reasonable third party out-of-pocket costs incurred by Sub-Sublandlord in connection therewith). Sub-Sublandlord represents and warrants that there are no existing defaults or set of circumstances which would lead to a default under the Master Lease and/or Sublease.
The rights and obligations as to such incorporated provisions shall be interpreted fairly and equitably so as to not impose upon Sub-Sublandlord any obligations that continue to be obligations of either the Sublandlord or the Master Landlord including, without limitation, the following: Sub-Sublandlord shall have no liability to Sub-Subtenant with respect to (i) representations and warranties made by the Sublandlord under the Sublease or the Master Landlord under the Master Lease; (ii) any indemnification obligations of the Sublandlord under the Sublease or the Master Landlord under the Master Lease or other obligations or liabilities of the Sublandlord under the Sublease or the Master Landlord under the Master Lease with respect to compliance with laws or the condition of the Subleased Premises, and (ii) the Sublandlord’s or Master Landlord’s repair, maintenance, restoration, upkeep, insurance and similar obligations under the Sublease and/or the Master Lease, regardless of whether the incorporation of one or more provisions of the Sublease or the Master Lease into this Sublease might otherwise operate to make Sub-Sublandlord liable therefor. Notwithstanding the foregoing, the following provisions of the Master Lease are not incorporated into this Sub-Sublease by reference: 1.1 – 1.11, 1.15, 1.17, 1.18 & 1.19 of the Summary of Basic Lease Information and Definitions; Sections 1.1, 1.3, 2.1, 2.2, 3.1, & 8; & Exhibits B, E, & E-1.
11.Condition of the Subleased Premises. Sub-Subtenant is subleasing the Subleased Premises on an “AS IS” basis, and Sub-Sublandlord has made no representations or warranties, express or implied, with respect to the condition of the Subleased Premises as of the Commencement Date except that the Subleased Premises and the improvements therein are in compliance with all applicable laws. Sub- Sublandlord shall professionally clean the Subleased Premises and remove all contents and debris while leaving all furniture listed on Exhibit B, fixtures, and equipment in place for Sub-Subtenant’s use at no additional cost during the Term, with such furniture listed on Exhibit B to be returned to Sub-Sublandlord at the end of the Term. Sub-Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises. Sub-Sublandlord shall have no obligation to perform any of the repairs required to be performed by Sublandlord under the terms of the Sublease or Landlord under the terms of the Lease. Without waiving, or modifying, any required consent rights, in the event that Sub-Subtenant makes any alterations to the Subleased Premises, Sub-Subtenant shall be solely responsible at its own cost, and at Sub-Sublandlord’s election upon the expiration or earlier termination of the Sub-Sublease (if the Sub-Sublandlord so requires at that time) or the Sublease (if the Sublandlord so requires at that time) or the Master Lease (if the Master Landlord so requires at that time) to remove part or all alterations make for or on behalf of the Sub-Subtenant and restore the Subleased Premises to the condition existing prior to such alterations. Sub-Subtenant shall not be required to restore any alterations, unless performed by Sub-Subtenant.
12.Conditions Precedent/Landlord Consent. Notwithstanding anything to the contrary set forth in this Sub-Sublease, in the event the Sublandlord’s and/or the Landlord’s consent to this Sub- Sublease is required to be obtained under the Sublease and/or Master Lease, it shall be an express condition precedent to each of Sub-Sublandlord’s and Sub-Subtenant’s obligations hereunder that, and this Sub- Sublease shall not be effective unless and until, such consent(s) is/are obtained. If such consent is required and if such consent is not obtained in writing within thirty (30) days after Sub-Sublandlord’s and Sub- Subtenant’s execution of this Sub-Sublease, then either party may, without any liability to the other, at any time thereafter until such approval is obtained, terminate this Sub-Sublease upon written notice, whereupon any monies previously paid by Sub-Subtenant to Sub-Sublandlord shall be reimbursed to Sub-Subtenant.
13.Entire Agreement. This Sub-Sublease, the Basic Sub-Sublease Terms and the provisions of the Sublease and Master Lease incorporated herein by the express terms of this Sub-Sublease constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto, provided that this Sub-Sublease shall be at all times subject to all of the terms and conditions of the Sublease and the Master Lease.
14.Defined Terms. Any defined terms used herein shall have the meaning ascribed to them in the Sublease and the Master Lease unless specifically defined herein.
15.Counterparts/Signatures. This Sub-Sublease may be executed in counterparts, each of which will constitute an original, but all of which together will constitute one and the same instrument. The parties agree that facsimile, emailed or photocopied signatures hereon will be deemed originals for all purposes.
16.CASp Disclosure. Pursuant to California Civil Code Section 1938, Sub-Sublandlord hereby discloses, and Sub-Subtenant hereby acknowledges, that the Subleased Premises have not been inspected by a Certified Access Specialist (“CASp”). California Civil Code Section 1938 also requires that this Sublease contain the following statement: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction related accessibility standards within the premises.” In accordance with the foregoing, Sub-Subtenant, upon at least thirty (30) days’ prior written notice to Sub-Sublandlord, shall have the right to require a CASp inspection of the Subleased Premises. If Sub-Subtenant requires a CASp inspection of the Subleased Premises, then: (i) Sub-Sublandlord and Sub-Subtenant shall mutually agree on the arrangements for the time and manner of the CASp inspection during such thirty (30) day period; (ii) Sub-Subtenant shall be solely responsible to pay the cost of the CASp inspection as and when required by the CASp; and (iii) Sub-Subtenant shall pay to Sub-Sublandlord, as and when required by Sub-Sublandlord, the cost of making any repairs to correct violations of the construction related accessibility standards within or relating to the Subleased Premises, if such payment obligation is owed by Sub-Sublandlord as tenant under the Sublease.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUB-SUBLANDLORD:

Ulab Systems, Inc.,
a Delaware corporation

Dated:	By:	/s/ Amir Abolfathi
Its:
8/7/2020

SUB-SUBTENANT:

PubMatic, Inc.,
a Delaware corporation

Dated:	By:	/s/ Steve Pantelick
	Its:	CFO
8/7/2020

EXHIBIT A
SUBLEASE AND MASTER LEASE ATTACHED THERETO
[TO BE ATTACHED]

EXHIBIT B
FURNITURE
Large Conference Room table and chairs
2 drawer filing cabinet
White board
Small Conference Room table and chairs
2 drawer filing cabinet
White board
8 white desks and chairs
3 Offices
Desk, side drawers, chair in each
Wooden bookcase
Pictures
Plants
Reception Desk
Gray couch
2 red chairs
2 Couches
coffee table
Kitchen tables and chairs